                                                                EXHIBIT 10.3(b)



                                EIGHTH AMENDMENT
                                       TO
                 AMENDED, MODIFIED AND RESTATED LOAN AGREEMENT


  THIS EIGHTH AMENDMENT TO AMENDED, MODIFIED AND RESTATED LOAN AGREEMENT (the "Eighth Amendment") dated as of November 23, 1994 is to that certain Amended, Modified and Restated Loan Agreement dated as of March 15, 1991, as amended by First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendments to Loan Agreement dated as of November 12, 1991, December 12, 1991, March 12, 1992, December 23, 1992, March 1, 1993, April 22, 1993 and July 9, 1993,
respectively, together with such waivers and consents as have been, and may from time to time be, given in connection therewith (hereinafter, such amendments may be referred to as the "First Amendment", "Second Amendment", "Third Amendment", "Fourth Amendment", "Fifth Amendment", "Sixth Amendment" and "Seventh Amendment", respectively, and such Loan Agreement, as amended, may be referred to as the "Loan Agreement"--all defined terms in the Loan Agreement are incorporated herein by reference), by and among

  CHAMBERS DEVELOPMENT COMPANY, INC., a Delaware corporation (the "Borrower"), THE BANKS AND LENDING INSTITUTIONS on the signature pages hereto (the "Banks") and NATIONSBANK OF NORTH CAROLINA, N.A. (formerly NCNB National Bank of North Carolina), a national banking association, as agent for the Banks (the "Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

  WHEREAS, the Borrower has requested certain modifications to the Loan
Agreement;

  WHEREAS, the Banks have agreed to the requested modifications on the terms and conditions set forth herein;

  NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  A.  The Loan Agreement is amended and modified in the following respects:

  1. The following definitions contained in Section 1.01 are amended and restated to read as follows:

   "Consolidated Current Assets and Consolidated Current Liabilities" means as of the date of any determination thereof, such assets and liabilities of the Borrower and its Subsidiaries as shall be determined on a consolidated basis in accordance with Generally Accepted Accounting Principles to constitute current assets and current liabilities, respectively; except, that other than scheduled amortization payments to be made on VRDN Obligations (as defined in the Intercreditor Agreement) and gross-up payments to the Senior Noteholders relating thereto, which shall be considered Consolidated Current Liabilities, there shall be excluded from the definition of Consolidated Current Liabilities all scheduled and pro rata amounts due on the Senior Notes (as defined in the Intercreditor Agreement) and reimbursement liabilities due the Banks.


   "Net Proceeds" means such term as defined in Section 2.02(d);

  2. The provisions of Section 2.01(a) are modified to provide that the Charles City Letters of Credit may be rolled-over and extended from time to time as any other Letter of Credit. The second sentence of Section 2.01(a) is amended and restated to read as follows:

  Further Extensions of Credit under this Loan Agreement are hereby terminated, except that, so long as no Default or Event of Default shall have occurred and be continuing as of the date of any such request or the date of extension, Letters of Credit (including without limitation, the Charles City Letters of Credit) shall be rolled-over and extended for additional one year periods (or such shorter period as provided therein or as requested with respect thereto) through December 31, 1996; provided, however, that no Letter of Credit shall be rolled-over or extended to provide for an expiry date beyond December 31, 1996.

  3. A new subsection (f) is added to the end of Section 2.01 to read as follows:

   (f) Extension Fee. In addition to other amounts owing hereunder, the Borrower agrees to pay to the Agent for the benefit of the Banks an extension fee on the first day of each calendar quarter, commencing January 1, 1995, in an amount equal to the applicable percentage of the maximum aggregate amount available to be drawn under the Letters of Credit as of such date of computation. For purposes of determining the applicable extension fee hereunder:

                       Extension Fee
   Payment Date    Applicable Percentage
   ------------    ---------------------
   Jan 1, 1995          .0625%
   Apr 1, 1995          .1875%
   Jul 1, 1995          .3750%
   Oct 1, 1995          .6250%
   Jan 1, 1996          .9375%
   Apr 1, 1996         1.3125%
   Jul 1, 1996         1.7500%
   Oct 1, 1996         2.2500%

  4.  Section 2.02 is amended and restated in its entirety to read as follows:

   2.02 Mandatory Reductions in Letter of Credit Obligations. It has been agreed among the Banks, the Senior Noteholders and the Borrower pursuant to the terms of the Intercreditor Agreement, that the Borrower shall be required to make certain mandatory prepayments to the Senior Noteholders and certain mandatory payments and reductions in the Letter of Credit Obligations, as hereinafter more particularly described:

   (a)  Mandatory Prepayments and Reductions.

     (i) Deferral Payments. The Borrower shall pay the following amounts to the Collateral Agent for application to the Bank Obligations under the Intercreditor Agreement:

         Payment Date
         ------------
         July 1, 1995       $ 3,209,250.00
         July 1, 1996        28,883,250.00
                             -------------
                            $32,092,500.00

   Payment of the amounts due July 1, 1995 to each of the Banks, the 1988 Senior Noteholders and the 1990 Senior Noteholders (all as defined in the Intercreditor Agreement) shall be credited against (and serve to reduce) amounts otherwise required to be paid under subsection (a)(iii) hereof regarding Additional Reductions.

     (ii) Excess Unrestricted Cash Balances. The Borrower shall promptly pay on the fifth (5th) Business Day after the end of each calendar month to the Collateral Agent the amount by which the average daily Unrestricted Cash Balances for such calendar month exceeds $40,000,000 for pro rata application to the Obligations under the Intercreditor Agreement as provided therein.

     (iii) Additional Reductions. The Borrower shall make additional payments to the Collateral Agent for application to the Obligations under the Intercreditor Agreement as provided therein, in the following amounts:

       Period                     Aggregate Amount
       ------                     ----------------
   Aug 31, 1994 - Jan 31, 1995       $20,000,000
   Feb 1, 1995 - Dec 31, 1995         40,000,000*
                                      ----------
                                     $60,000,000

   Amounts paid under subsections (a)(i) and (a)(ii) hereof shall be credited against (and serve to reduce) amounts required to be paid under this subsection (iii). Payments made under this subsection (iii) during the period from August 31, 1994 through January 31, 1995 in excess of $20,000,000 shall be credited against (and serve to reduce) amounts required to be paid for the period from February 1, 1995 through December 31, 1995. In addition, the payments made between August 31, 1994 and November 23, 1994 (being the date of the Eighth Amendment) aggregating $13,189,000 shall be credited against the requirements of this subsection (iii).

     (iv) Other. The Borrower shall promptly make any and all other payments required under the Intercreditor Agreement.

   (b) Cash Collateral Account. There has been established under the Intercreditor Agreement a Cash Collateral Account for the primary benefit of the Banks in respect of outstanding Letters of Credit, and as secondary benefit to the Lenders generally under the Intercreditor Agreement. Inasmuch as it is expected that most, if not all, of the credit exposure of the Banks will consist, at any time, of undrawn Letters of Credit, the Banks' pro rata share of prepayments hereunder and under the Intercreditor Agreement will be paid into the Cash Collateral Account for application as provided therein.

   (c) Application of Prepayments. The share of prepayments and other amounts paid to the Collateral Agent in respect of and for application to the Letter of Credit Obligations shall be promptly applied from the Cash Collateral Account established and maintained under the Intercreditor Agreement

     (i) first, to principal payments due on VRDN Obligations in the calendar year of such payment, whether as scheduled payments, sinking fund redemptions, mandatory prepayment or redemption or otherwise, by purchase of such VRDN Obligations for surrender and delivery to the Trustee in respect of such payments,

     (ii) second, to the extent possible and reasonably practicable, to the replacement or permanent reduction of Landfill Closure and Performance Letters of Credit, and

     (iii) third, to optional redemption of VRDN Obligations agreed to by the Majority Banks in inverse order of principal installment maturities, whether as scheduled payments, sinking fund redemptions, mandatory prepayment or redemption or otherwise, by purchase of such VRDN Obligations for surrender and delivery to the Trustee in respect of such payments.

   (d) Lien Releases. The Collateral Agent will, in accordance with the terms of the Intercreditor Agreement, release liens in connection with asset sales and dispositions upon receipt of, among other things, 50% of the Net Proceeds from the sale or disposition of any assets and businesses described in Exhibit J attached, and 100% of the Net Proceeds from the sale or disposition of the Harrison landfill or the Atlanta landfill and/or collections operations. As used herein, "Net Proceeds" means the gross proceeds from an asset sale or disposition minus reasonable and necessary expenses directly incurred in such sale and minus any debt obligations (other than VRDN Obligations) incurred by the Borrower (or its Subsidiaries) in connection with the acquisition of the assets being sold which the Borrower (or its Subsidiaries) elects, or is required, to repay in connection with the sale of such assets and minus any amounts incurred to satisfy leases on such assets. Interest accrued or payable on any of the Obligations shall not be deducted from such gross proceeds.

  5. The reference in Section 6.01(a)(iv) regarding permitted lease and purchase money financings to "July 1, 1995" is amended and deemed replaced with "December 31, 1996".

  6. Section 5.01(n) regarding the Net Cash Flow from Operations covenant is amended and restated to read as follows:

   (n) Net Cash Flow from Operations. The Borrower will not permit Net Cash Flow from Operations for the three months ending on the dates set forth below to be less than the amounts set opposite such dates:

   Three Months Ended     Net Cash Flow From Operations
   ------------------     -----------------------------
   March 31, 1995                $ 2,215,000
   June 30, 1995                   5,662,000
   September 30, 1995              7,283,000
   December 31, 1995              10,617,000
   March 31, 1996                  4,749,000
   June 30, 1996                   8,285,000
   September 30, 1996             10,235,000
   December 31, 1996              12,590,000

  or less than 80% of the amount of forecasted Net Cash Flow from Operations, as set forth in the most recent business plan delivered pursuant to Section 5.01(a)(viii) for each fiscal quarter of the Borrower ending after December 31, 1996, provided, however, that the Borrower shall not be deemed to be in default of this covenant unless and until it fails to comply with its undertakings for two consecutive three month periods.

  7. Section 5.01(p) regarding the Capital Expenditures covenant is amended and restated to read as follows:

   (p) Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make in any fiscal year, or commit to make in such year, aggregate expenditures for capital assets, construction or development (exclusive of restricted funds used for such purpose and capitalized costs) in excess of $48,300,000 for the year ending December 31, 1994 or in excess of $38,000,000 in either of the years ending December 31, 1995 and December 31, 1996, measured on a cash basis.

  8. Section 6.01(c)(ii) regarding the sale, lease, transfer or disposition of assets is amended and restated to read as follows:

     (ii) sell, lease, transfer or otherwise dispose of (collectively a "Disposition") any assets (including capital stock of Subsidiaries), in one or a series of transactions, other than in the ordinary course of business, to any Person, except for

       (A)(I) Dispositions of the assets and businesses described in the attached Exhibit J upon receipt by the Collateral Agent for application to the Obligations of 50% of the Net Proceeds therefrom, or (II) Dispositions of the Harrison landfill and Atlanta landfill and/or collections operations upon receipt by the Collateral Agent for application to the Obligations of 100% of the Net Proceeds therefrom, or (III) as may be otherwise provided under the Intercreditor Agreement and

       (B) Dispositions for cash at fair market value of isolated assets resulting in cash proceeds to the Borrower and its Subsidiaries of not in excess of $1,000,000 in the aggregate annually;

  B. The effectiveness of this Eighth Amendment is conditioned upon receipt by the Agent of the following in form and substance satisfactory to it:

   (a)   Executed Documents.  Executed copies of this Eighth Amendment;

   (b) Legal Opinion. The favorable written opinion of Thorp, Reed & Armstrong, or other counsel to the Borrower and the Guarantors reasonably acceptable to the Agent and the Majority Banks, dated the date of this Eighth Amendment addressed to the Banks and satisfactory to Moore & Van Allen, special counsel to the Agent, addressing various matters including without limitation due authorization, execution, delivery and enforceability of this Eighth Amendment;

   (c) Corporate Resolutions. Resolutions of the Board of Directors of the Borrower and each of the Guarantors certified by the secretary or assistant secretary thereof as of the date of this Eighth Amendment, approving and adopting the Eighth Amendment and the transactions contemplated herein, as applicable, and authorizing the execution and delivery thereof;

   (d) Amendment Fee. Payment to the Agent for the benefit of the Banks of a fee equal to .25% of the maximum aggregate amount available to be drawn under the Letters of Credit outstanding as of the date of this Eighth Amendment.

   (e) Common Stock. In consideration of the waivers, amendments and further deferrals granted by the Banks hereby, the Company has authorized the issuance to the Banks of shares of Class A Common Stock of the Company and agrees to issue to the Banks on the dates set forth below ("Common Stock Determination Dates") (so long as any Bank Obligations shall be outstanding on such dates), to each in proportion to its share of the Bank Obligations (as defined in the Intercreditor Agreement) on such Common Stock Determination Date:

     (i) on October 1, 1995 a number of shares of Class A Common Stock of the Company equal to 1.6953% of the total number of shares of all classes of common stock of the Company outstanding on October 1, 1995; and

     (ii) on April 1, 1996 a number of shares of Class A Common of the Company equal to 1.6953% of the total number of shares of all classes of common stock of the Company outstanding on October 1, 1995.

  Certificates evidencing ownership of the shares of Class A Common Stock to be issued to each Bank on each Common Stock Determination Date shall be delivered to such Bank within three Business Days following such Common Stock Determination Date. All Banks shall have, as to the rights of Class A Common Stock received pursuant hereto, the right to have the offering and sale of such shares registered as and to the extent set forth in the form of the Registration Rights Agreement attached as Exhibit A attached hereto.

   (f) Other Information. Such other information and documents as the Agent may reasonably request.

  C. Reference is hereby made to that amended, modified and restated guaranty agreement (the "Chambers Guaranty") dated as of March 15, 1991 given by the Borrower in connection with Letters of Credit issued or to be issued for the account of a Subsidiary. The Borrower hereby acknowledges and agrees that references in the Chambers Guaranty to "Loan Agreement" shall be deemed to be references to the Amended, Modified and Restated Loan Agreement dated as of March 15, 1991 among the Borrower, the Banks and the Agent, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh and this Eighth Amendment and the SBI Waiver and Consent.

  The Borrower hereby restates and reaffirms that it unconditionally guarantees to the Agent and the Banks the payment of the Indebtedness (as such term is defined in the Chambers Guaranty) when and as the same shall become due in accordance with the terms of the Chambers Guaranty. Though not required by the terms of the Chambers Guaranty, the Borrower hereby acknowledges and consents to the changes in the Loan Agreement and the Loan Documents, as amended hereby or in connection herewith.

  D. Reference is hereby made to those Guaranty Agreements (collectively, the "Subsidiary Guaranty") dated as of March 15, 1991 and December 23, 1992 given by those parties shown as a Guarantor on the signature pages thereto and hereto, each being, directly or indirectly, a wholly-owned subsidiary of the Borrower (collectively, the "Guarantors" and individually a "Guarantor"), for the benefit of the Borrower. Each of the Guarantors hereby acknowledges and agrees that references in the Subsidiary Guaranty to "Loan Agreement" shall be deemed to be references to the Amended, Modified and Restated Loan Agreement dated as of March 15, 1991 among the Borrower, the Banks and the Agent, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh and this Eighth Amendment and the SBI Waiver and Consent.

  Each of the Guarantors hereby restates and reaffirms that it unconditionally jointly and severally guarantees to the Agent and the Banks and their respective successors, indorsees, transferees, and assigns, the payment, when due, by acceleration or otherwise, of the Indebtedness (as such term is defined in the Subsidiary Guaranty) in accordance with the terms of the Subsidiary Guaranty Agreement; provided that, as provided therein, the liability of each Guarantor with respect to the Indebtedness so guaranteed shall not exceed the Maximum Guaranteed Amount (as defined and determined in the Subsidiary Guaranty). Though not required by the terms of the Subsidiary Guaranty, each of the Guarantors hereby acknowledges and consents to the changes in the Loan Agreement and the Loan Documents, as amended hereby or in connection herewith.

  E. The Borrower and the Guarantors will execute such additional documents as are reasonably requested by the Agent to reflect the terms and conditions of this Eighth Amendment.

  F. The Borrower hereby represents and warrants that no Default or Event of Default exists and is continuing under the Loan Agreement as of the date of, and after giving effect to, this Eighth Amendment (except as set forth in Schedule A attached hereto). It is further agreed that the Defaults and Events of Default set out in Schedule A are waived, but only through the date hereof. Except as amended hereby, all of the terms and provisions of the Loan Agreement remain in full force and effect.

  G. The Borrower agrees to pay all reasonable costs and expenses (with appropriate supporting documentation) in connection with the preparation, execution and delivery of and compliance with this Eighth Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, counsel to the Agent and the Banks.

  H. This Eighth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Eighth Amendment to produce or account for more than one such counterpart.

  I. This Eighth Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.


                 [Remainder of Page Intentionally Left Blank]

  IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the date first above written.

                            CHAMBERS CLEARVIEW ENVIRONMENTAL LANDFILL, INC. CHAMBERS DEVELOPMENT COMPANY, INC.
                            CHAMBERS DEVELOPMENT EUROPE, B.V.
                            CHAMBERS DEVELOPMENT OF OHIO, INC.
                            CHAMBERS DEVELOPMENT OF VIRGINIA, INC.
                            CHAMBERS ENTERPRISES, INC.
                            CHAMBERS ENVIRONMENTAL SYSTEMS HELLAS, S.A.
                            CHAMBERS INTERNATIONAL, INC.
                            CHAMBERS LAUREL HIGHLANDS LANDFILL, INC.
                            CHAMBERS MAPLEWOOD LANDFILL, INC.
                            CHAMBERS MEDICAL TECHNOLOGIES, INC.,
                               a PA corporation formed in 1985
                            CHAMBERS MEDICAL TECHNOLOGIES, INC.,
                               a PA corporation formed in 1991
                            CHAMBERS MEDICAL TECHNOLOGIES OF
                               SOUTH CAROLINA, INC.
                            CHAMBERS NEW JERSEY LAND, INC.
                            CHAMBERS OAKRIDGE LANDFILL, INC.
                            CHAMBERS OF ASIA, LIMITED
                            CHAMBERS OF DELAWARE, INC.
                            CHAMBERS OF GEORGIA, INC.
                            CHAMBERS OF HONG KONG, LIMITED
                            CHAMBERS OF ILLINOIS, INC.
                            CHAMBERS OF INDIANA, INC.
                            CHAMBERS OF MARYLAND, INC.
                            CHAMBERS OF MASSACHUSETTS, INC.
                            CHAMBERS OF MISSISSIPPI, INC.
                            CHAMBERS OF NEW JERSEY, INC.
                            CHAMBERS OF NEW JERSEY RECYCLING, INC.
                            CHAMBERS OF PENNSYLVANIA, INC.
                            CHAMBERS OF TENNESSEE, INC.
                            CHAMBERS OF WEST VIRGINIA, INC.
                            CHAMBERS ORANGE COUNTY LANDFILL, INC.
                            CHAMBERS RESOURCES, INC.
                            CHAMBERS RICHLAND COUNTY LANDFILL, INC.
                            CHAMBERS SERVICES, INC.
                            CHAMBERS SMYRNA LANDFILL, INC.
                            CHAMBERS WASTE SYSTEMS OF SOUTH CAROLINA, INC. CHAMBERS WASTE SYSTEMS OF CALIFORNIA, INC. CHAMBERS WASTE SYSTEMS OF FLORIDA, INC. CHAMBERS WASTE SYSTEMS OF MISSISSIPPI, INC. CHAMBERS WASTE SYSTEMS OF NEW JERSEY, INC. CHAMBERS WASTE SYSTEMS OF NEW YORK, INC. CHAMBERS WASTE SYSTEMS OF NORTH CAROLINA, INC. CHAMBERS WASTE SYSTEMS OF OHIO, INC.
                            CHAMBERS WASTE SYSTEMS OF RHODE ISLAND, INC.
                            CHAMBERS WASTE SYSTEMS OF TEXAS, INC.
                            CHAMBERS WASTE SYSTEMS OF VIRGINIA, INC.
                            DAUPHIN MEADOWS, INC.
                            THE H. SIENKNECHT CO.
                            LCS SERVICES, INC.


                            By__________________________
                              John G. Rangos, Jr.,
                              Vice President of each of the
                              Companies listed above

                            MORRIS COUNTY TRANSFER STATION, INC.
                            RAIL-IT CORPORATION
                            REMOTE LANDFILL SERVICES, INC.
                            SOUTHERN ALLEGHENIES DISPOSAL SERVICE, INC.
                            U.S. SERVICES CORPORATION
                            U.S. UTILITIES SERVICES CORPORATION
                            WILLIAM H. MARTIN, INC.
                            CDC SERVICES, INC.

                            By__________________________
                              John G. Rangos, Jr.,
                              Vice President of each of the
                              Companies listed above


                            RAIL-IT LIMITED PARTNERSHIP
                            By Rail-It Corporation, its
                            General Partner

                            By:_________________________
                               John G. Rangos, Jr., Vice President


THE BANKS

NATIONSBANK OF NORTH CAROLINA, N.A.     BANK OF AMERICA NT & SA (as
  (formerly NCNB National Bank of       successor by merger to Security
  North Carolina) in its capacity       Pacific National Bank)
  as Agent and in its individual
  capacity as a Bank                    By_________________________

By_________________________             Title______________________
      DeWitt W. King, III,
      Senior Vice President
                                        BANK ONE, COLUMBUS, NA

THE BANK OF NEW YORK                    By_________________________

By_________________________             Title______________________

Title______________________
                                        PHILADELPHIA NATIONAL BANK,
                                        incorporated as Corestates Bank, NA
NATIONAL CITY BANK
                                        By____________________________
By_________________________
                                        Title_________________________
Title______________________

                                        COMMERZBANK AKTIENGESELLSCHAFT
NATIONAL WESTMINSTER BANK USA
                                        By____________________________
By_________________________
                                        Title_________________________
Title______________________

                                        NATIONSBANK OF VIRGINIA, N.A.

                                        By____________________________
                                               DeWitt W. King, III,
                                               Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
(formerly Pittsburgh National Bank)

By____________________________

Title_________________________


MICHIGAN NATIONAL BANK

By____________________________

Title_________________________


FLEET BANK OF MASSACHUSETTS, N.A.,
by RECOLL Management Corporation as
Attorney in Fact for the Federal
Deposit Insurance Corporation as
Receiver

By____________________________

Title__________________________